                          BATTLE MOUNTAIN GOLD COMPANY
                       EXECUTIVE PRODUCTIVITY BONUS PLAN

              (As Amended and Restated Effective January 1, 1994)

                          BATTLE MOUNTAIN GOLD COMPANY
                       EXECUTIVE PRODUCTIVITY BONUS PLAN

              (As Amended and Restated Effective January 1, 1994)

                               TABLE OF CONTENTS

                                                                                                     Page
ARTICLE I             DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

                      Actual Award Percentage   . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                      Actual Cash Flow  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                      Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                      Bonus   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                      Bonus Periods   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                      Committee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                      Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                      Earnings Paid   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                      Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                      Organizational Level  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                      Participant   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                      Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                      Plan Administrator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                      Target Award Percentage   . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                      Target Cash Flow  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

ARTICLE II            ADMINISTRATION OF PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
Section:
      2.1             The Committee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
      2.2             Liability of Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

ARTICLE III           ELIGIBILITY AND VESTING   . . . . . . . . . . . . . . . . . . . . . . . . . .    5
Section:
      3.1             Eligibility   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
      3.2             Vesting of Awards   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

ARTICLE IV            PAYMENT OF BONUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
Section:
      4.1             Executive Productivity Bonus  . . . . . . . . . . . . . . . . . . . . . . . .    6
      4.2             Bonuses Contingent Upon Committee Approval  . . . . . . . . . . . . . . . . .    6
      4.3             Payment of Bonus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
      4.4             Payments to Incompetents  . . . . . . . . . . . . . . . . . . . . . . . . . .    6
      4.5             Withholding of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6





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
ARTICLE V             RIGHTS OF PARTICIPANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
Section:
      5.1             Limitation of Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
      5.2             Nonalienation of Benefits   . . . . . . . . . . . . . . . . . . . . . . . . . .    7
      5.3             Prerequisites to Benefits   . . . . . . . . . . . . . . . . . . . . . . . . . .    7

ARTICLE VI            MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
Section:
      6.1             Amendment or Termination of the Plan  . . . . . . . . . . . . . . . . . . . . .    8
      6.2             Reliance Upon Information   . . . . . . . . . . . . . . . . . . . . . . . . . .    8
      6.3             Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8





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

                          BATTLE MOUNTAIN GOLD COMPANY
                       EXECUTIVE PRODUCTIVITY BONUS PLAN

              (As Amended and Restated Effective January 1, 1994)


                      The Battle Mountain Gold Company Executive Productivity Bonus Plan for employees of Battle Mountain Gold Company (the "Company") is intended to provide greater incentives for employees to attain and maintain the highest standards of performance, to attract and retain employees of outstanding competence and ability, to stimulate the active interest of such persons in the development and financial success of the Company, to further the identity of interests of such employees with those of the Company's shareholders generally and to reward such employees for outstanding performance when certain goals have been achieved.





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                                   ARTICLE I

                                  DEFINITIONS

                      ACTUAL AWARD PERCENTAGE ("AAP"): The percentage that is applied to determine the amount of a Participant's Bonus when the actual performance of the Company is greater or lesser than the target performance of the Company. The AAP shall be determined in accordance with the terms of
Article IV. In no event shall the AAP for any Participant exceed the limits set forth below in the definition of TAP.

                      ACTUAL CASH FLOW ("ACF"): The after-tax cash flow from operations generated by the Company during the Bonus Period, exclusive of any Bonus paid under this Plan. At the sole discretion of the Committee, unusual events which have a large impact on cash flow may be excluded from consideration in determining the cash flow for purposes of calculating any Bonus payable under this Plan.

                      BOARD OF DIRECTORS:  The Board of Directors of the
Company.

                      BONUS: A cash bonus awarded and payable to a Participant under the terms of this Plan.

                      BONUS PERIODS: The applicable of January 1 through June 30 annually and July 1 through December 31 annually.

                      COMMITTEE: The Compensation and Stock Option Committee of the Board of Directors.

                      COMPANY: Battle Mountain Gold Company, a Nevada corporation, or any successor.

                      EARNINGS PAID ("EP"): All earned compensation and remuneration for services as a salaried employee that is normally reportable on Internal Revenue Service Form W-2, including overtime, shift differentials, location differentials and hardship pay, but excluding imputed income, bonuses, awards or income received under the Long-Term Performance Unit Plan, any income arising from the exercise of a stock option and compensation earned in an hourly rated, site-specific or part-time position.

                      EFFECTIVE DATE: January 1, 1994.

                      ORGANIZATIONAL LEVEL: The organization level of a Participant's position within the Company, as determined by the Committee.





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                      PARTICIPANT:  An employee of the Company who meets the
eligibility requirements set forth in Section 3.1 of the Plan.

                      PLAN: The Battle Mountain Gold Company Executive Productivity Bonus Plan, as set forth herein.

                      PLAN ADMINISTRATOR: The administrator of the Plan as described in Section 2.1.

                      TARGET AWARD PERCENTAGE ("TAP"): The percentage that is applied to determine the amount of a Participant's Bonus when the Company's targeted performance is achieved. The TAP shall be determined in accordance with the following table, subject to the applicable limit:

                        Organizational Level and TAP %
                        ------------------------------
             Level                   TAP                  Maximum %
             -----                   ---                  ---------
               I                     50                      100
              II                     40                      80

              III                    35                      70

              IV                     25                      50
               V                     20                      40

              VI                     15                      30
              VII                     8                      16

             VIII                     6                      12

                      TARGET CASH FLOW ("TCF"): The goal set by management in the Business Plan covering the Bonus Period for after-tax cash flow from operations generated by the Company during a Bonus Period, exclusive of Bonuses expected to be paid under this Plan.





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
                                   ARTICLE II

                             ADMINISTRATION OF PLAN

      2.1 The Committee: The Committee will serve as Plan Administrator. A majority of the Committee shall constitute a quorum thereof and the actions of a majority of the Committee at a meeting at which a quorum is present, or actions unanimously approved in writing by all members of the Committee, shall be the actions of the Committee. Vacancies occurring on the Committee shall be filled by the Board of Directors. The Committee shall have full and final authority to interpret this Plan and to prescribe, amend and rescind rules and regulations, if any, relating to this Plan and to make all determinations necessary or advisable for the administration of this Plan. The Committee's determination in all matters referred to herein shall be conclusive and binding for all purposes and upon all persons, including, but without limitation, the Company, the shareholders of the Company, the Committee and each of the members thereof, and employees of the Company, and their respective successors in interest. The Committee may delegate any of its rights, powers and duties to any one or more of its members, or to any other person, by written action as provided herein, acknowledged in writing by the delegate or delegates. Such delegation may include, without limitation, the power to execute any documents on behalf of the Committee.

      2.2 Liability of Committee: No member of the Committee shall be liable for anything done or omitted to be done by such member or by any other member of the Committee or by any person to whom authority is delegated as provided in the last sentence of Section 2.1 in connection with this Plan, except for the willful misconduct of such member or as expressly required by law. The Committee shall have power to engage outside consultants, auditors or other professionals to assist in the fulfillment of the Committee's duties under this Plan at the Company's expense.





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
                                  ARTICLE III

                            ELIGIBILITY AND VESTING

                      3.1 Eligibility. The Committee, in its sole discretion, shall have the right to determine all issues relating to eligibility of employees to participate in the Plan, subject to the requirements set forth in this Section 3.1.

                      Any Participant who is otherwise eligible to receive a Bonus under this Plan shall forfeit such Bonus unless (i) the Participant is actively employed by the Company on the final day of the Bonus Period, (ii) the Participant dies, retires with entitlement to an immediate payment of pension benefits under the Battle Mountain Gold Company Pension Plan or (iii) the Participant becomes permanently disabled (as defined in the Long-Term Disability Plan maintained by the Company) during the Bonus Period.

                      The Chief Executive Officer, the President, the Corporate Vice-Presidents of the Company, the Treasurer, and the Controller and other key employees of the Company as selected by the Committee, shall be eligible to participate in the Plan. Participation during one Bonus Period is not a guaranty of eligibility to participate during a subsequent Bonus Period.

                      3.2 Vesting of Awards. No Participant shall have a vested right or interest in any award under this Plan before it is paid. All determinations and decisions regarding awards under the Plan are final and conclusive and will be made by the Committee. The interest of any Participant in an award under the Plan may not be transferred for any reason other than death, whether voluntarily, involuntarily or by operation of law.





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
                                   ARTICLE IV

                                PAYMENT OF BONUS

                      4.1 Executive Productivity Bonus: The Bonus of an eligible Participant under the Plan shall equal the amount of Earnings Paid multiplied by Actual Award Percentage. The Actual Award Percentage shall be calculated in accordance with the following formula:

                                           ACF
                                           ---- x TAP = AAP
                                           TCF

                      Notwithstanding the foregoing, the Committee, in its sole discretion, may adjust the factors used to determine the Bonus paid under this
Section 4.1 if the Committee deems such factors to be unusual or otherwise warrant special consideration.

                      4.2         Bonuses Contingent Upon Committee Approval.
Notwithstanding the foregoing, the Committee, in its sole discretion, may determine that no Bonus will be payable by the Company with respect to a particular Bonus Period if the Committee determines that due to overall business conditions the payment of a Bonus under this Plan would be imprudent.

                      4.3 Payment of Bonus. Each Participant who is eligible to receive a Bonus shall be entitled to receive such Bonus only if the Participant (i) is employed by the Company on the final day of the Bonus Payment or (ii) has terminated employment due to retirement, death or long-term disability as of the close of the applicable Bonus Period. Such payment shall be made in cash as soon as practicable after the close of the Bonus Period.

                      4.4 Payments to Incompetents. Should the Participant become incompetent by reason of physical or mental disability, the Company, in its sole discretion, shall have the power to determine whether to pay the amount to the Participant's guardian or directly to the Participant. Payments made pursuant to such power shall operate as a complete discharge of the Committee and the Company.

                      4.5 Withholding of Taxes. The Company shall deduct from any benefits paid under the Plan the amount of any taxes required to be withheld by the federal or any state or local government.





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                                   ARTICLE V

                             RIGHTS OF PARTICIPANTS

                      5.1 Limitation of Rights. Nothing in this Plan shall be construed to:

                      (a) give any employee of the Company any right to be awarded any Bonus other than that set forth herein, as determined by the Plan Administrator;

                      (b) give a Participant any rights whatsoever with respect to shares of common stock of the Company;

                      (c) limit in any way the right of the Company to terminate a Participant's employment with the Company at any time;

                      (d) give a Participant or any other person any interest in any fund or in any specific asset or assets of the Company; or

                      (e)         be evidence of any agreement or
       understanding, express or implied, that the Company will employ a Participant in any particular position or at any particular rate of remuneration.

                      5.2 Nonalienation of Benefits. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same will be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If any Participant hereunder shall become bankrupt or attempt to anticipate, alienate, assign, sell, pledge, encumber or charge any right or benefit hereunder, or if any creditor shall attempt to subject the same to a writ of garnishment, attachment, execution, sequestration or any other form of process, involuntary lien or seizure, then such right or benefit shall be held by the Company for the sole benefit of the Participant, his or her spouse, children or other dependents, or for any of them in such manner and in such proportion as the Plan Administrator shall deem proper, free and clear of the claims of any other party whatsoever.

                      5.3 Prerequisites to Benefits. No Participant, or any person claiming through a Participant, shall have any right or interest in the Plan or any benefits hereunder unless and until all the terms, conditions and provisions of the Plan that affect such Participant or such other person shall have been complied with as specified herein. The Participant shall complete such forms and furnish such information as the Plan Administrator may require in the administration of the Plan.





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
                                   ARTICLE VI

                                 MISCELLANEOUS

                      6.1 Amendment or Termination of the Plan. The Board of Directors of the Company may amend, alter or discontinue the Plan at any time, except that no amendment or alteration shall be made which would impair the rights of any Participant to the benefits provided hereunder as to the awards then standing to the credit of any such Participant at the time of such amendment or alteration without his consent.

                      6.2 Reliance Upon Information. The Board of Directors of the Company and the Committee may rely upon any information supplied to them by any officer of the Company, the Company's legal counsel or the Company's independent public accountants in connection with the administration of the Plan and shall not be liable for any decision or action in reliance thereon.

                      6.3 Governing Law. The place of administration of the Plan shall be conclusively deemed to be within the State of Texas; and the validity, construction, interpretation and effect of the Plan and all rights of any and all persons having or claiming to have any interest in the Plan shall be governed by the laws of the State of Texas.

                                                   BATTLE MOUNTAIN GOLD COMPANY


                                                   By   /s/ Kenneth R. Werneburg





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